UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

AQUA METALS, INC.
(Name of Registrant as Specified in Its Charter)

PHILOTIMO FUND, LP KANEN WEALTH MANAGEMENT, LLC DAVID L. KANEN ANTHONY AMBROSE ALAN B. HOWE PADNOS JEFFREY S. PADNOS S. SHARIQ YOSUFZAI
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Kanen Wealth Management, LLC, together with the other participants named herein (collectively, “Kanen”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2018 annual meeting of stockholders (the “2018 Annual Meeting”) of Aqua Metals, Inc., a Delaware corporation.

On April 18, 2018, Kanen issued the following press release:

Kanen Urges Stockholders to STOP, LOOK, and LISTEN Before Taking Any Action in Response to Aqua Metals’ Proxy Materials

Reminds Stockholders That Aqua Metals Share Price Has Declined 85% Over Last One Year

Kanen Believes That The Incumbent Board Should Be Held Accountable For Stockholder Value Destruction

Kanen Is Seeking To Elect Five Highly Qualified Director Nominees

This Is a Contested Election and Stockholders Should Wait Until They Receive Kanen’s Proxy Materials and WHITE Proxy Card Before Voting

Remains Willing to Work Constructively with Aqua Metals to Reconstitute the Board, But Believes Substantial Change is Required at Aqua Metals

NEW YORK, NY, April 18, 2018 – Kanen Wealth Management, LLC (together with its affiliates, “Kanen”), a stockholder of Aqua Metals, Inc. (“Aqua Metals” or the “Company”)(NASDAQ: AQMS), with an ownership interest of approximately 7.9% of the Company’s outstanding shares, issued a statement today urging Aqua Metals stockholders to STOP, LOOK and LISTEN before taking any action in response to the Company’s solicitation of proxies for the Annual Meeting and to wait until they receive Kanen’s proxy materials and WHITE proxy card before voting.

Kanen issued the following statement to Aqua Metals stockholders:

“You may have already received, or will soon be receiving, a proxy statement and proxy card from Aqua Metals. We strongly urge you not to return the Company’s proxy card or voting instruction form and not to allow Aqua Metals to take your vote over the telephone. We encourage you to wait until you receive Kanen’s proxy statement and WHITE proxy card before voting. If you have already voted the Company’s proxy card or voting instruction form or had your vote taken over the telephone, a later-dated WHITE proxy card will revoke your previously cast vote.

Kanen is seeking to reconstitute the Board with five highly qualified director nominees – Anthony Ambrose, Alan B. Howe, David L. Kanen, Jeffrey S. Padnos and S. Shariq Yosufzai. Aqua Metals is at a critical juncture, and we believe that meaningful Board change is required to protect the best interests of all unaffiliated stockholders and reverse the recent path of value destruction that has resulted in the Company’s stock price declining by 85% over the past year alone.

We firmly believe that Aqua Metals is in urgent need of a refreshed stockholder-focused Board who is committed to enhancing long-term stockholder value. You will be able to vote FOR Kanen’s nominees only on our WHITE proxy card. So we urge you to WAIT for and read Kanen’s proxy solicitation materials before you vote or return a proxy.

Who Should Stockholders Contact for More Information?

Kanen’s proxy solicitor is Alliance Advisors. If you have any questions or need further assistance, please contact Alliance Advisors at the phone numbers or email listed below:

Alliance Advisors LLC

200 Broadacres Drive, 3rd floor

Bloomfield, NJ 07003

Toll Free: 833.786.5514

Email: info@allianceadvisorsllc.com

Please wait until you receive Kanen’s proxy materials and WHITE proxy card before you cast your vote in connection with the 2018 Annual Meeting.

IMPORTANT

If your shares are held in street name only, your bank or broker can vote your shares only upon receipt of your specific instructions. Please contact the person responsible for your account and instruct them NOT to vote at this time.

If you have any questions or need further assistance, please contact Alliance Advisors at 833.786.5514.

About Kanen Wealth Management, LLC

Kanen Wealth Management, LLC is a Florida-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Kanen invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all stockholders.

Investor contacts:

David L. Kanen, (631) 863-3100

www.kanenadvisory.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Kanen Wealth Management, LLC, together with the other participants named herein (collectively, "Kanen"), has made a preliminary filing with the Securities and Exchange Commission (the "SEC") of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of a slate of director nominees at the 2018 annual meeting of stockholders of Aqua Metals, Inc., a public company formed under the laws of Delaware (the "Company").

KANEN STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Philotimo Fund, LP ("Philotimo"), Kanen Wealth Management, LLC, David, L. Kanen, Anthony Ambrose, Alan B. Howe, PADNOS, Jeffrey S. Padnos and S. Shariq Yosufzai.

As of the date hereof, Mr. Kanen beneficially owns 2,283,678 shares of Common Stock of the Company. Mr. Kanen directly beneficially owns 116,082 shares of Common Stock of the Company. Philotimo beneficially owns 300,000 shares of Common Stock of the Company. Kanen Wealth Management, LLC beneficially owns 1,867,596 shares of Common Stock of the Company. Kanen Wealth Management, LLC as the general partner of Philotimo, may be deemed the beneficial owner of the 300,000 shares of Common Stock owned by Philotimo. Mr. Kanen, as the managing member of Kanen Wealth Management, LLC may be deemed the beneficial owner of the 1,867,596 shares of Common Stock owned by Kanen Wealth Management, LLC and the 300,000 shares of Common Stock owned by Philotimo. As of the date hereof, Mr. Padnos beneficially owns 318,000 shares of Common Stock of the Company. Mr. Padnos directly beneficially owns 118,000 shares of Common Stock of the Company. PADNOS beneficially owns 205,200 shares of Common Stock of the Company. Mr. Padnos, as the Chairman of PADNOS, may be deemed the beneficial owner of the 205,200 shares of Common Stock of the Company owned by PADNOS.

As of the date hereof, Messrs. Ambrose, Howe and Yosufzai do not directly or beneficially own any securities of the Company.